As filed with the Securities and Exchange Commission on December 12, 2016.
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________

SPIRE INC.
700 Market Street
St. Louis, Missouri 63101
(Exact name of Registrant as specified in its charter)
(Address of Principal Executive Offices including Zip Code)

Missouri	74-2976504
(State of incorporation)	(I.R.S. Employer Identification No.)

Laclede Gas Company Wage Deferral Savings Plan
(Full title of the Plan)

S. L. Lindsey, S. P. Rasche, or E. L. Theroff
700 Market Street, St. Louis, Missouri 63101
314-342-0500
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ X ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[ ]

_______________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1 per share par value	2,000,000 shares	$64.08	$128,160,000	$14,853.74

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction without the Registrant’s receipt of consideration that would increase the number of outstanding shares of common stock.

(2)	Calculated in accordance with Rule 457(h), upon the basis of the average of the high and low prices reported on the New York Stock Exchange on December 8, 2016.

EXPLANATORY NOTE

This registration statement relates to the registration statement on Form S-8 (SEC File No. 333-90254) filed on June 11, 2002 by the Registrant with the Securities and Exchange Commission (“SEC”), pursuant to which the Registrant registered 2,000,000 shares of common stock, $1.00 par value (“common stock”), to be offered for sale under the Plan, and to the registration statement on Form S-8 (SEC File No. 333-193771) filed on February 5, 2014 by the Registrant with the SEC, pursuant to which the Registrant registered an additional 500,000 shares of common stock to be offered for sale under the Plan. This registration statement is being filed to register 2,000,000 additional shares of common stock of Registrant to be offered for sale under the Plan. Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the prior registration statements, except to the extent supplemented, amended or superseded by information set forth in this registration statement.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant and the Plan, as applicable, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) are incorporated by reference into this registration statement:

SEC Filings (File No. 1-16681)	Period/Date Filed
Annual Report on Form 10-K	Year ended September 30, 2016
Current Report on Form 8-K	Filed November 23, 2016
Description of Common Stock from registration statement on Form S-4 incorporated by reference into Form 8-A	Filed September 6, 2001 (File No. 1-16681)
All documents filed by the Registrant and all documents filed by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 5. Interests of Named Experts and Counsel.
The validity of the securities offered hereby has been passed upon for the Registrant by Mark C. Darrell, who is regularly employed by the Registrant as its Senior Vice President, General Counsel and Chief Compliance Officer. As of December 9, 2016, Mr. Darrell owned 46,458 shares of the Registrant’s common stock. Pursuant to various stock and employee benefit plans, Mr. Darrell is eligible to purchase and receive shares of the Registrant’s common stock and to receive options to purchase shares of the Registrant’s common stock.

Item 8. Exhibits.

4.1*	Articles of Incorporation of Spire Inc., as amended, effective as of April 28, 2016; filed as Exhibit 3.1 to Spire Inc.’s Current Report on Form 8-K filed May 3, 2016 (File No. 1-16681)
4.2*	Bylaws of Spire Inc., as amended, effective as of April 28, 2016; filed as Exhibit 3.2 to Spire Inc.’s Current Report on Form 8-K filed May 3, 2016 (File No. 1-16681)
5	Opinion of Mark C. Darrell
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Mark C. Darrell (contained in Exhibit 5)
24	Power of Attorney
99.1	The Laclede Gas Company Wage Deferral Savings Plan - Restatement Effective August 1, 2014
99.2	Amendment No. 1 to the Laclede Gas Company Wage Deferral Savings Plan
* Incorporated by reference.
The Registrant has submitted the Plan (and any amendment thereto) to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to maintain the Plan’s qualified status under Section 401 of the Internal Revenue Code.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on December 12, 2016.

SPIRE INC.

By: /s/ Steven P. Rasche
Steven P. Rasche
Executive Vice President and
Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Suzanne Sitherwood	President and Chief Executive Officer	December 12, 2016
Suzanne Sitherwood	and Director (principal executive officer)

/s/ Steven P. Rasche	Executive Vice President, Chief Financial Officer	December 12, 2016
Steven P. Rasche	(principal financial and accounting officer)

*	Director	December 12, 2016
M. A. Borer

*	Director	December 12, 2016
M. V. Fogarty

*	Director	December 12, 2016
E. L. Glotzbach

*	Director	December 12, 2016
R. L. Jones

*	Director	December 12, 2016
B. D. Newberry

*	Director	December 12, 2016
J. P. Stupp, Jr.

*	Director	December 12, 2016
M. A. Van Lokeren

* By:      /s/ Ellen L. Theroff
Ellen L. Theroff, Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Laclede Gas Company Wage Deferral Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on December 12, 2016.

LACLEDE GAS COMPANY WAGE DEFERRAL SAVINGS PLAN

By: /s/ Gerard J. Gorla
Gerard J. Gorla
Vice President, Human Resources

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Articles of Incorporation of Spire Inc., as amended, effective as of April 28, 2016; filed as Exhibit 3.1 to Spire Inc.’s Current Report on Form 8-K filed May 3, 2016 (File No. 1-16681)
4.2*	Bylaws of Spire Inc., as amended, effective as of April 28, 2016; filed as Exhibit 3.2 to Spire Inc.’s Current Report on Form 8-K filed May 3, 2016 (File No. 1-16681)
5	Opinion of Mark C. Darrell
23.1	Consent of Independent Registered Public Accountant
23.2	Consent of Mark C. Darrell (contained in Exhibit 5)
24	Power of Attorney
99.1	The Laclede Gas Company Wage Deferral Savings Plan - Restatement Effective August 1, 2014
99.2	Amendment No. 1 to the Laclede Gas Company Wage Deferral Savings Plan
* Incorporated by reference